UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 29, 2015

THE GRILLED CHEESE TRUCK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120288
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

151 North Nob Hill Road, Suite 321

Fort Lauderdale, FL 33324

(Address of principal executive offices) (zip code)

(949) 478-2571

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2015, we entered into Asset Purchase Agreements whereby our wholly-owned subsidiary, GCT Ruby’s, Inc., will acquire substantially all of the assets and properties of three restaurants currently operated as Ruby’s Diner retail franchise restaurants located in Glen Mills, Ardmore and King of Prussia, Pennsylvania. The purchase price is Two Million Dollars ($2,000,000), plus the value of the inventories at the date of closing and any deposits, payable sixty percent (60%) in cash and forty percent (40%) in our Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock has an original issuance value of Three Dollars ($3.00) per share, pays a six percent (6%) annual dividend (in cash or stock in our discretion), has one (1) vote per share, and is convertible into our common stock on a one-for-one (1-for-1) basis. In addition, for every share of Series B Convertible Preferred Stock, the seller gets one warrant to purchase a share of our common stock at $1.00 per share. The acquisition is anticipated to close in January 2016.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Asset Purchase Agreement with DJ Brinton Lake, LLC dated December 29, 2015.

10.2	Asset Purchase Agreement with DJR Suburban Square, Inc. dated December 29, 2015.

10.3	Asset Purchase Agreement with DJR King of Prussia Plaza, Inc. dated December 29, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Grilled Cheese Truck, Inc.

Dated: January 5, 2016	/s/ Algie Hodges
	By:	Algie Hodges
	Its:	Chief Executive Officer

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